Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the registration statement on form S-8 (No. 333-112683) of Centiv, Inc. (the “Company”) of our report dated January 31, 2003, except for Note 9, for which the date was March 31, 2003, (as included in Form 10-K for the year ended December 31, 2002) relating to the financial statements which appears in this Annual Report on Form 10-K

/s/ Grant Thornton LLP

Grant Thornton LLP

Chicago, Illinois,

April 28, 2004